Exhibit 10 (q)

                              MANAGEMENT AGREEMENT

                                    RECITALS

                THIS AGREEMENT, made as of August 20th, 2004 between BAYSHORE RAWBAR, LLC, a Florida limited liability company ("RAWBAR") and HMG Advisory Bayshore Inc., a Florida corporation ("the Manager"). RAWBAR is the owner of that certain leasehold restaurant property located in Coconut Grove Florida (the "property')and known as "Montys Rawbar", located on the first floor of the building and the Patio Area (the "Restaurant") defined in the Sublease. Manager desires to be engaged to provide accounting and cash management controls and services to any tenant or operator of any Restaurant owned by Rawbar under the terms and conditions herein contained.

                                    ARTICLE I
                 ENGAGEMENT OF MANAGER AND RENTAL RESPONSIBILITY

       1.1 Engagement as Manager. Rawbar hereby engages the Manager as an independent contractor to provide the services described herein and Manager hereby accepts such engagement, all on the terms and conditions and subject to the limitations and restrictions hereinafter provided.

                                   ARTICLE II
                                DUTIES OF MANAGER

       2.1 Manager shall have the following duties and authority pursuant to this Management Agreement.

              Manager shall consult with any tenant or operator of the Restaurant in areas of maintenance of books and records, statement preparation and implementation of Raw Bar's working capital requirements and controls. In addition, Manager will consult with tenant or operator in matters of payroll and insurance coverage.

       2.2 At the request of Rawbar, Manager shall also assist in the implementation of Rawbar's restaurant operations from any tenant or operator to a newly appointed tenant or operator for a reasonable period following such appointment.

       2.3 At the request of Rawbar, Manager shall assist any tenant or operator in the screening of qualified personnel to serve as Cashier for the Restaurant provided approval of the Cashier position is a requirement imposed by Rawbar or its owners upon any tenant or operator of the restaurant.


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                                   ARTICLE III
                               GENERAL PROVISIONS

       3.1 Manager's agents and employees shall at all times, while upon the premises of Restaurant and while engaged in the performance of any provisions of this agreement, conduct themselves in a proper and professional manner and refrain from any conduct detrimental to restaurant or subjecting restaurant to criticism.

       3.2 Compensation for Management. The compensation that Manager shall be entitled to receive for services performed as Manager under this Agreement shall be a fee computed and payable in arrears on the first day of each month commencing on the effective date of this Agreement, in an amount equal to $2,083.00. S

       3.3 Term. This Agreement shall commence as of the date first set forth above and shall thereafter continue for a period equal to the lesser of (i) expiration the Rawbar's lease at the Property ; or
              (ii) Courtland Bayshore Raw Bar LLC. no longer owns an interest in Raw Bar.

              Upon a sale of the Restaurant to a third party or the sale of the assets of Raw Bar to a third party, Rawbar may terminate this Agreement by giving the Manager thirty (30) days prior written notice.

              Upon termination of this Agreement under this Section 3.3, Manager shall be entitled to receive any management fees already accrued and due to manager under this Agreement., but shall not be entitled to any termination fee or other compensation.

       3.4 Assignment. Rawbar may assign its rights and obligations to any successor in the title to the Property (i.e., its leasehold interest) and upon such assignment shall be relieved of all liability accruing after the effective date of such and the assignee assumes the obligations of Rawbar under this Agreement. Upon any such assignment by Rawbar, Manager shall have the right to terminate this Agreement after 30 days prior written notice to Rawbar. Manager may not assign its obligations hereunder, without the express prior written consent of Rawbar except to an entity which is controlled by HMG Advisory Bayshore Inc. (with similar accounting experience to Larry Rothstein) and only after written notice of such assignment has been given of the obligations or duties required to be kept or performed by it hereunder and such assignee has assumed the obligations of Manager hereunder.

       3.5 Notice. All notices required or permitted by this Agreement shall be in writing and shall be sent by personal delivery or registered or certified mail, return receipt requested, or facsimile addresses in the case of:



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         Rawbar:

         Bayshore Rawbar, LLC
         300 Alton Road
         Suite 303
         Miami Beach, Florida 33139
         ATTN: Mr. Robert Christoph, Jr.
         Facsimile: 305-673-5995

         with a copy to:

         Courtland Bayshore Rawbar LLC
         1 870 S. Bayshore Drive
         Coconut Grove, FL 33133
         ATTN:    Larry Rothstein
         Facsimile: 305-856-7342

         and a copy to:

         Bilzin Sumberg Baena Price & Axeirod LLP
         200 South Biscayne Boulevard, Suite 2500
         Miami, Florida 3313 1-5340
         ATTN: Suzanne M. Amaducci, Esq.
         Facsimile: 305-351-2207

         Manager:

         HMG Advisory Bayshore Inc.
         1 870 S. Bayshore Drive
         Coconut Grove, FL 33133
         ATTN: Larry Rothstein
         Facsimile: 305-856-7342

       3.6 Indemnificaticion. (a) Manager hereby indemnifies and agrees to save Rawbar, its successors, assigns, employees, offices, directors, shareholders and attorneys harmless from all liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, including, without limitation, attorney's fees and costs of investigation, which may be imposed upon or incurred by or asserted against Rawbar, its principals or affiliates by third parties resulting from, incidental to, or in connection with (a) the operation, maintenance, or use of Property or Restaurant or arising from any activity at the Property, due to any act or omission which constitutes gross negligence or willful misconduct on the part of Manager or action by Manager which is beyond the scope of Manager's authority under this Agreement and/or any other approval or consent given by Rawbar to Manager. In the event at that any action or proceeding is brought against Rawbar or its principals or affiliates by reason of any such claim, Manager shall, upon notice from Rawbar, and at Manager's sole cost and expense, retain competent legal counsel, which




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              legal  counsel  shall be subject to approval by Rawbar as a result of actions taken by Manger if Rawbar has given prior written approval of such actions, unless the loss suffered by Rawbar results from the gross negligence or willful misconduct of Rawbar in its performance of such actions. Rawbar shall indemnify and
              save  Manager,   its  permitted  assigns,   employees,   officers,
              directors,  shareholders and its affiliated corporations and their
              employees,   officers,   directors,   shareholders  and  attorneys
              harmless from all liabilities,  obligations,  damages,  penalties,
              claims,   costs,   charges  and   expenses,   including,   without
              limitation, attorney's fees and costs of investigation, incurred by Rawbar or claimed against Rawbar, by any governmental agency or third party unless such actions are caused by Manager's gross negligence or willful misconduct.

       3.7    Miscellaneous.

              (a) This Agreement shall constitute the entire agreement between the parties hereto and no modification thereof shall be effective unless made by supplemental agreement in written executed by the parties hereto. Any prior written or verbal agreements and understandings are merged into, and are superseded by, this Agreement.

              (b)    Neither this Agreement nor any part hereof nor any service,
                     relationship,   or  other  matter  alluded  to  herein  are
                     intended for the benefit of any third party.

              (c) If anyone or more or the provisions of this Agreement, or the applicability of any such provision to a specific situation shall be help invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other application of such provisions shall not be affected thereby.

              (d) Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular, any gender shall include all genders. Titles and captions herein shall not affect the construction of this Agreement.

              (e) This Agreement shall be governed by, and construed under and in accordance with the laws of the State of Florida, and Manager and Rawbar hereby agree that the exclusive forum for any dispute arising under this Agreement shall be a federal or state court situated in Miami Dade County, Florida.

              (f) In the event of any litigation between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and court costs and other reasonable costs at all trial and appellate levels.

       3.8 Representations and Warranties. Each of the parties represents to the other that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified to transact business in the State of Florida, (ii) it has duty executed and delivered this Agreement,
              (iii) this Agreement is binding on itself and




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              enforceable  against itself in accordance with its terms, and (iv)
              no consent by any third party is required for the execution, delivery and performance of this Agreement by said party. Manager further represents and warrants to Rawbar that Manager, and all employees and agents of Manager, has, and at all time, shall maintain in good standing, all licenses, permits and approvals necessary for Manager's performance under this Agreement. Manager further represents and warrants to Rawbar that, in the performance of its duties, Manager shall comply with all federal, state and local laws, ordinances and regulations applicable to the Property and its operation of the Property pursuant to this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized representatives on the dates set forth below their respective signature lines, to be effective as of August 20, 2004.

                                   MANAGER:

                                   HMG Advisory Bayshore, Inc. a Florida
                                   corporation

                                   By: /s/ Larry Rothstein
                                   Larry Rothstein, President

                                   OWNER:

                                   BAYSIIORE RAWBAR, LLC, a Florida limited liability company

                                   By: /s/ Robert W. Christoph, Jr.
                                   Robert W. Christoph, Jr., Manager

                                   By: /s/ Larry Rothstein
                                   Larry Rothstein, Manager



STATE OF FLORIDA                             )
COUNTY OF MIAMI-DADE                         )

           The foregoing instrument was acknowledged before me this 20th day of August, 2004, by Larry Rothstein, President of HMG Advisory Bayshore, Inc, a Florida corporation, on behalf of the corporation. He is personally known to me or who produced a Florida drivers license as identification.

                                            /s/ Elizabeth Marchena
My Commission Expires: 4-19-07              NOTARY PUBLIC, State of Florida
                                            Print Name: Elizabeth Marchena

                                            [NOTARY LOGO OMITTED]




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STATE OF FLORIDA                             )
COUNTY OF MIAMI-DADE                         )


           The foregoing instrument was acknowledged before me this 20th day of August, 2004, by Robert W. Christoph, Jr., Manager of BAYSHORE RAWBAR, LLC, a Florida limited liability company, on behalf of the company. He is personally known to me or who produced a Michigan drivers license as identification.


                                            /s/ Elizabeth Marchena
My Commission Expires: 4-19-07              NOTARY PUBLIC, State of Florida
                                            Print Name: Elizabeth Marchena

                                            [NOTARY LOGO OMITTED]


STATE OF FLORIDA                             )
COUNTY OF MIAMI-DADE                         )

           The foregoing instrument was acknowledged before me this 20th day of August, 2004, by Larry Rothstein, Manager of Bayshore RAWBAR, LLC, a Florida limited liability company, on behalf of the company. He is personally known to me or who produced a Florida driver's license as identification.


                                            /s/ Elizabeth Marchena
My Commission Expires: 4-19-07              NOTARY PUBLIC, State of Florida
                                            Print Name: Elizabeth Marchena

                                            [NOTARY LOGO OMITTED]







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